EXHIBIT 10.4


                    TECHNOLOGY LICENSE AND TRANSFER AGREEMENT





                                     BETWEEN

                           ATIO CORPORATION USA, INC.


                           ATIO CORPORATION (PTY) LTD

                      ATIO CORPORATION INTERNATIONAL, INC.

                                 VENTURIAN CORP.

                                       AND

                                   ILAN SHARON





                            DATED: NOVEMBER 14, 1997

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                                    AGREEMENT

         This Agreement is made and entered into as of the 14 day of November, 1997, by and between Venturian Software Enterprises, Inc. (a company which will change its name to Atio Corporation USA, Inc. upon execution of the Shareholders Agreement defined in Section 1.9 of this Agreement and will be referred to as Atio USA in this Agreement), with its principal place of business in Hopkins, Minnesota, Atio Corporation (Pty) Ltd ("Atio Pty"), with its principal place of business in Johannesburg, Republic of South Africa, Atio Corporation International, Inc. ("Atio Int"), with its principal place of business in Hopkins, Minnesota, Venturian Corp. ("Venturian"), with its principal place of business in Hopkins, Minnesota, and Ilan Sharon ("Sharon"), a natural person.

         WHEREAS, Atio Int is the owner of a family of computer telephony and related software products marketed under the name and style "AtioCALL" (hereinafter "the AtioCALL Products"); and

         WHEREAS, Atio USA is engaged in the business of, among other things, marketing a range of computer telephony and related products under the trademark "CYBERCALL"; and

         WHEREAS, pursuant to a Joint Venture Agreement (the "Joint Venture Agreement") dated October 23, 1997 among Atio Pty, Atio Int, Venturian Software Enterprises, Inc., Venturian and Sharon, the parties hereto desire to enter into an agreement concerning the licensing and transfer of ownership of the AtioCALL Products under the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements, promises and covenants contained herein, the parties agree as follows:

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         1. Definitions. As used in this Agreement, the following words and terms shall have the following respective meanings:

         1.1 "The AtioCALL Products" shall mean the computer software products owned by Atio Int and identified in Exhibit A.

         1.2 "Changes" shall mean improvements, enhancements, modifications, upgrades, corrections, alterations, revisions, adaptations, updates, extensions, new versions, new releases, and derivative works which are made to or based upon any of the AtioCALL Products.

         1.3 "The AtioCALL Product Rights" shall mean all right, title and interest in and to all intellectual property rights pertaining to the AtioCALL Products and the pertinent Related Materials, including without limitation all patent, copyright, trademark, trade secret and other rights and privileges of ownership.

         1.4 "The Related Materials" shall mean the types of materials identified in Exhibit B pertaining to any of the AtioCALL Products.

         1.5 "Effective date of this Agreement" shall mean the date first above written.

         1.6 "Term of this Agreement" shall mean the period commencing on the effective date of this Agreement and continuing until the date as of which this Agreement is terminated in accordance with its terms, including all renewals and extensions hereof.

         1.7 "Effective date of termination" shall mean the date as of which this Agreement is terminated in accordance with its terms.

         1.8 "This Agreement" shall mean this Agreement, including Exhibits A - E which are attached hereto and made a part hereof, as well as any amendments hereto.

         1.9 "Shareholders Agreement" shall mean that certain agreement between and among Venturian, Atio Int, Sharon and Atio USA of even date herewith. concerning the transfer of

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shares in Atio USA (formerly known as Venturian Software Enterprises, Inc.) and certain matters with respect to the governance of Atio USA.

         1.10 "Distribution Agreement" shall mean that certain agreement between Atio USA and Atio Int of even date herewith which will provide for Atio Int's rights to distribute and market the AtioCALL Products outside of North America pursuant to the Joint Venture Agreement.

         1.11 "Technology Development and Support Agreement" shall mean that certain agreement to be entered into between and among Atio USA, Atio Pty, Atio Int, Venturian and Sharon which will provide for the ongoing development and support of the AtioCALL Products by Atio Pty pursuant to the Joint Venture Agreement.

         2. Grant of License. Atio Int hereby grants to Atio USA, subject to the terms and conditions of this Agreement, and to the terms and conditions of the Joint Venture Agreement and the Shareholders Agreement, a royalty free, worldwide, exclusive license to exercise all rights and privileges of ownership of the AtioCALL Products, which license shall be irrevocable except as otherwise expressly provided in this Agreement. Without limiting the generality of the foregoing, Atio USA shall have the right to make, use, license to others, copy, distribute, prepare derivative works based upon, make Changes to, and otherwise exploit the AtioCALL Products, either directly or through third parties. The license hereby granted shall remain in effect until such time as the AtioCALL Product Rights are transferred to Atio USA as provided in paragraph 4 or this Agreement is terminated without such transfer as provided in paragraph 13(b),
(c) or (d).

         3. Delivery of the AtioCALL Products and Related Materials. Within twenty one (21) business days following the effective date of this Agreement, Atio Int shall deliver to Atio

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USA one (1) copy each of the AtioCALL Products in object code versions and one
(1) copy each of the types of Related Materials identified in Exhibit B for each of the AtioCALL Products. Such delivery will be made to Atio USA's facility in Hopkins, Minnesota, delivery charges prepaid by Atio Int. Within thirty (30) days of the Effective date of this Agreement, Atio Int shall also provide Atio USA with the source code for any Atio Call Products. Until that time that the AtioCall Product Rights are transferred to Atio USA as provided in paragraph 4 of this Agreement, or until the termination of the exclusive development period described in Technology Development and Support Agreement between the parties, Atio USA will not make any use of such source code unless such use is approved by the ATIO Pty's manager of product development. Atio Int shall not make changes to the AtioCALL Products source code and related material without prior written consent of Atio USA.

         4. Transfer of Title to AtioCALL Product Rights. Upon the first to occur of any of the events specified below, Atio Int hereby transfers, assigns and conveys to Atio USA all right, title and interest in and to the AtioCALL Product Rights, free and clear of any lien, claim or other encumbrance. Atio Int shall thereafter have no proprietary interest in the AtioCALL Products or the AtioCALL Product Rights and shall engage in no further marketing, distribution, licensing or other exploitation thereof except as may be expressly authorized by Atio USA. The events giving rise to such transfer of title shall be:

              a. the date upon which shares of Atio USA become listed on a public exchange;

              b. December 31, 1999, provided that Atio USA is then actively engaged on a continuing basis in the marketing of computer telephony products and has been continuously so engaged throughout the Term of this Agreement;

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              c. Atio Int suspends sales activities of computer telephony products for more than six months during the Term of this Agreement; or

              d. Venturian's election to accelerate the Deferred Installments under the Joint Venture Agreement upon the occurrence of an Event of Default as defined in the Shareholders Agreement incidental thereto.

         5. Failure of Transfer of Title. If the transfer of the AtioCALL Product Rights to Atio USA does not occur as provided in Paragraph 4, all AtioCALL Product Rights will revert to Atio Int as provided in Section 14 of this Agreement and, Atio USA will assign, transfer and convey all right, title and interest in the CYBERCALL trademark to Venturian and Sharon, jointly. Upon such assignment, transfer and conveyance, Venturian and Sharon will grant to Atio Int a limited, non-exclusive, non-transferable, royalty free license to use the CYBERCALL trademark, for a period of three (3) years from the date of transfer for the sole purpose of marketing and distributing the AtioCALL Products outside of Canada, the United States and Mexico and Atio Int and Atio Pty will grant to Venturian a right to distribute the AtioCALL Products in the United Sates, Canada and Mexico for a period of three (3) years from the date of such assignment, transfer and conveyance subject to terms and conditions similar to those found in the Distribution Agreement (including a price discount of eighty percent (80%)) between the parties of even date herewith.

         6. Source of Rights Granted. The licenses and transfer of rights granted under this Agreement are made pursuant to any and all patent, copyright, trademark, trade secret, contract and other rights in the AtioCALL Products that Atio Int now has or hereafter acquires, anywhere in the world.

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         7. Atio Int and Atio Pty Joint and Several Representations and
Warranties.

         7.1 Due Authorization and Absence of Breach. The execution, delivery and performance of this Agreement by Atio Int and Atio Pty and the consummation by Atio Int and Atio Pty of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Atio Int and Atio Pty. This Agreement has been duly executed and delivered by Atio Int and Atio Pty and is a valid and binding obligation of Atio Int and Atio Pty, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by Atio Int or Atio Pty nor the consummation by Atio Int or Atio Pty of the transactions contemplated hereby will: (a) violate any provision of the Memorandum and Articles of Association of Atio Int or Atio Pty or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body that is either applicable to, binding upon or enforceable against Atio Int or Atio Pty; or (b) result in any breach of or default under any mortgage, contract, agreement, indenture, will, trust or other instrument that is either binding upon or enforceable against Atio Int or Atio Pty or the assets or properties of Atio Int or Atio Pty; or (c) violate any legally protected right of any individual or entity or give to any individual or entity a right or claim against Atio Int, Atio Pty, Atio USA, Venturian, Sharon or the assets or properties of any of them, except for any right or claim that is related to any claim against Venturian Software Enterprises, Inc. prior to the date of this Agreement. Neither Atio Int nor Atio Pty will enter into any other agreement, grant any license, undertake any obligation or commit any act which would prevent its performance or limit the rights of Atio USA, Venturian or Sharon hereunder.

         7.2 Intellectual Property. Atio Int and Atio Pty jointly and severally represent and warrant that:

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              a. The AtioCALL Product Rights constitute all trademarks, service marks, copyrights, patents, application for the foregoing, know-how, trade secrets, confidential information, software, technical information, data, process, technology, plans, drawings, blueprints and other intellectual property of any nature whatsoever used by Atio Int or Atio Pty in connection with or necessary for the ownership, use, marketing, sale, licensing and continued development of the AtioCALL Products, including, without limitation, to the extent so used or necessary: (i) all registered and unregistered trademarks, service marks and applications therefor (collectively, the "AtioCALL Marks");
(ii) all copyrights in both published works and unpublished works (collectively, the AtioCALL Copyrights"); (iii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, the "AtioCALL Patents"); and (iv) all know-how, trade secrets, confidential information, software, technical information, data, process, technology, plans, drawings and blueprints (collectively, the "AtioCall Trade Secrets"). Atio Int is the owner of all right, title and interest in and to all of the AtioCALL Product Rights, free and clear of any liens, security interests, charges, encumbrances, equities and other adverse claims of any nature whatsoever, and has the right to use, exploit and transfer the AtioCALL Product Rights without payment to any third party. No AtioCALL Product Right, nor any aspect thereof, is infringed nor, to best of the knowledge of Atio Int and Atio Pty, has any AtioCALL Product Right, or any aspect thereof, been challenged or threatened in any way. No AtioCALL Product or AtioCALL Product Right, nor any aspect thereof, infringes or violates or is alleged to infringe or violate any patent, copyright, trademark, trade secret or other proprietary or other right of any person or entity. The representations and warranties contained in this paragraph will apply to all AtioCALL Products and will continue to be true throughout the term of this Agreement.

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              b. Exhibit D contains a complete and accurate list and summary description of all licenses, leases, agreements, contracts, obligations, promises and understandings (whether written or oral and whether express or implied) relating to the AtioCALL Product Rights or to which the AtioCALL Product Rights are subject (the "AtioCALL Agreements"). Neither Atio Int nor Atio Pty is in breach of or default under any of the AtioCALL Agreements and no event or omission has occurred, or circumstance exists, that, with the giving of notice or the lapse of time or both, would constitute such a breach or default. To the best of Atio Int and Atio Pty's knowledge, no other party is in breach of or default under any AtioCALL Agreement, and no event, act or omission has occurred, or circumstance exists, that, with the giving of notice or the passage of time or both, would constitute such a breach or default. Neither Atio Int nor Atio Pty has received any notice of any alleged breach or default under, or other dispute or disagreement with respect to, any of the AtioCALL Agreements and, to the best of Atio Int and Atio Pty's knowledge, no such dispute or disagreement exists, except as set forth in Exhibit D.

              c. Exhibit E sets forth a true and complete list and summary description of all AtioCALL Marks and all registrations filed with respect thereto in any jurisdiction. All AtioCALL Marks that have been registered are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) of the jurisdiction in which they have been registered, and to the best of Atio Int and Atio Pty's knowledge are valid and enforceable in such jurisdictions. Atio Int and Atio Pty further warrants that they will pay all maintenance fees or taxes falling due within the term of this Agreement. No AtioCALL Product Mark has been or is now involved in any opposition, invalidation or cancellation and, to Atio

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Int and Atio Pty's best knowledge, no such action is threatened with respect to any of the AtioCALL Marks. To Atio Int and Atio Pty's knowledge there is no potentially interfering trademark or trademark application of any third party. All products and materials containing an AtioCALL Mark bear the proper registration notice where required by law.

              d. There are no copyright registrations in any jurisdiction. None of the subject matter of any of the AtioCALL Copyrights is a derivative work based on the work of a third party. All works encompassed by the AtioCALL Copyrights have been marked with the proper copyright notice, when required by the law of any jurisdiction.

              e. With respect to each AtioCALL Trade Secret, the documentation relating thereto is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. Atio Int and Atio Pty have taken all reasonable precautions to protect the secrecy, confidentiality and value of the AtioCALL Trade Secrets. The AtioCALL Trade Secrets are not part of the public knowledge or literature and, to Atio Int and Atio Pty's best knowledge, have not been used, divulged or appropriated either for the benefit of any person or entity (other than Atio Int and/or Atio Pty) or to the detriment of the AtioCALL Products or the AtioCALL Product Rights.

              f. There are and have been no filings made with respect to the AtioCALL Patents in any jurisdiction. To Atio Int and Atio Pty's best knowledge, there is no potentially interfering patent or patent application of any third party in any jurisdiction.

         7.3 Operation of The AtioCALL Products. Atio Int and Atio Pty jointly and severally warrant that the AtioCALL Products identified in Exhibit A will in all respects conform to and perform in accordance with the descriptions and specifications contained in Exhibit C and in any technical or user documentation produced by Atio Int or Atio Pty pertaining to the AtioCALL Products identified in Exhibit A. Except for failures resulting from

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Changes made subsequent to Atio Int's delivery of the AtioCALL Products identified in Exhibit A to Atio USA, Atio Int will reimburse Atio USA for all expenses reasonably incurred in correcting any failure of an AtioCALL Product identified in Exhibit A to so conform or perform which is reported to Atio Int during the term of this Agreement or within twelve (12) months following the effective date of termination of this Agreement.

         7.4 Survival of Representations and Warranties. The representations and warranties contained in this section 7 will survive until December 31, 1999, except as to any claims of which written notice is given prior to the end of such period.

         8. Indemnity by Atio Int and Atio Pty.

         8.1 Intellectual Property Claims. Atio Int and Atio Pty, jointly and severally, will indemnify Atio USA, its resellers and end users customers against, and hold them harmless from, any and all claims, liabilities, damages, costs and expenses, including attorneys' fees, relating to or arising out of any claim that any of the AtioCALL Products identified in Exhibit A infringes upon or violates any patent, copyright, trademark, trade secret or other intellectual property rights of any third party.

         8.2 Product Capability and Performance Claims. Except for consequential or incidental damages, Atio Int will indemnify Atio USA and hold it harmless against any loss, damage, liability, cost or expense, including reasonable attorneys' fees, arising out of any claim that results in a final judgment or similar determination that an AtioCALL Product identified in Exhibit A, as and when delivered by Atio Int to Atio USA, was in fact defective as and when delivered by Atio Int to Atio USA, provided that Atio USA promptly reports to Atio Int any problem that has arisen which may be attributable to or is claimed to be attributable to a defect

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or failure in an AtioCALL Product identified in Exhibit A, so that Atio Int may conduct its own investigation into the problem and correct any failure or defect Atio Int discovers.

         8.3 Indemnity not a Limitation of Remedies. The indemnities provided in this section shall not limit the entitlement of any party to any other remedy that may be available at law or equity in the event of any wrongful act or omission of the other, including without limitation any breach of this Agreement.

         8.4 Limitation on Indemnification Claims. Notwithstanding anything in this Agreement to the contrary, the aggregate liability of Atio Int and Atio Pty for any intellectual property claim or defective product claim shall not exceed $500,000.

         8.5 Indemnification Procedure on Third Party Intellectual Property and Product Claims. The indemnification procedure for third party intellectual property and product claims under this Agreement shall be the same as the indemnification procedure provided in Sections 9.5 and 9.6 of the Joint Venture Agreement.

         9. Preservation of Value. Throughout the term of this Agreement, each of the parties to this Agreement will do all things reasonably necessary to protect and preserve the commercial value of the AtioCALL Products and the AtioCALL Product Rights. Without limiting the generality of the foregoing, Atio Int and Atio Pty will not, without Atio USA's prior written consent, permit any governmental entity or other third party to obtain any lien, security interest, charge, encumbrance, equity or other adverse claim of any nature whatsoever with respect to the existing or future AtioCALL Products or AtioCALL Product Rights.

         10. Atio USA Trademarks and Trade Names. Atio Int acknowledges that Atio USA has acquired the trademark "CyberCall" and intends to use that mark in connection with the marketing of the AtioCALL Products. Atio USA may market the AtioCALL Products under

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Atio USA's own name and under such trademarks as Atio USA may desire. Neither this Agreement nor any action taken by Atio USA hereunder will convey any rights in Atio USA's name or trademarks to Atio Int. Atio Int shall neither have nor claim any right, title or interest in Atio USA's name or any Atio USA trade name, trademark or service mark, and, except as provided in this Agreement, Atio Int shall make no use whatsoever of Atio USA's name or any of Atio USA's trademarks or service marks without Atio USA's prior written consent. The use by Atio USA of Atio USA's name or trademarks to identify or market the AtioCALL Products shall not preclude or limit Atio USA's ability to use its name or the same trademarks in connection with any other products or services.

         11. Trade Secret Business Information of the Parties. In addition to the AtioCALL Trade Secrets, each party acknowledges that the business plans, marketing plans, financial information and similar information of the other constitutes trade secret information; provided, however, that, as used herein, "trade secret information" does not include information which was known to the recipient prior to its receipt from the other party, information which is independently developed by the recipient without reference to or use of information received from the other party, or information which would not qualify as trade secret information under the Uniform Trade Secrets Act. Each party agrees not to use any trade secret information of the other for any purpose not expressly authorized by this Agreement and will not disclose any trade secret information of the other to any third party without the prior written consent of the other, except pursuant to an order of a court or other governmental authority of competent jurisdiction.

         12. Other Documents and Assistance in Furtherance of this Agreement. Each of the parties to this Agreement will execute any and all applications, assignments and other documents and will render all assistance which any of the others may reasonably request in furtherance of the rights granted under this Agreement. Without limitation of the foregoing, Atio Int and Atio Pty will obtain, execute and deliver to Atio USA all documents and instruments necessary to effect and perfect the transfer of ownership of the AtioCALL Product Rights pursuant to paragraph 4.

         13. Term and Termination. This Agreement is effective upon the date first above written and shall continue in effect until the first to occur of:

              a. the transfer of ownership of the AtioCALL Product Rights to Atio USA as provided in paragraph 4; or

              b. December 31, 1999, if the transfer of the AtioCALL Product Rights to Atio USA has not occurred because none of the events specified in paragraph 4(a), (c) or (d) has occurred and Atio USA is not then actively engaged on a continuing basis in the marketing of computer telephony products and has not been continuously so engaged throughout the Term of this Agreement; or

              c. the closing of a merger of Atio Int and Atio USA or any other transaction whereby Atio Int acquires all of the capital stock or assets of Atio USA; or

              d. Upon five (5) days written notice to Atio USA upon the occurrence of any of the following events:

                   (i) Admission of Atio USA of insolvency or bankruptcy or its inability or failure generally to pay its debts as they become due, or if Atio USA makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee, custodian or receiver for it (as the case may be) or for a major part of its business and/or assets;

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                   (ii) The appointment of a trustee in bankruptcy, custodian or receiver for Atio USA of all or part of its assets and the party fails to obtain a discharge of such appointment within ninety (90) days thereafter;

                   (iii) The institution of bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, by or against Atio USA, and, if instituted against Atio USA by third parties, such party allows or consents to the proceedings or fails to obtain dismissal, stay or other nullification of such proceedings within ninety (90) days after the institution of the proceedings; or

                   (iv) Any other liquidation or dissolution of Atio USA, whether voluntary or involuntary.

         14. Consequences of Termination. Upon the termination of this
Agreement:

              a. If pursuant to paragraph 13(b) or (d), the license granted in Paragraph 2 of this Agreement shall terminate, and all AtioCALL Product Rights shall revert to Atio Int and Atio USA shall, and shall require its remarketers to, cease to promote, market or advertise the AtioCALL Products, except that Atio USA and its remarketers may continue to produce and distribute the AtioCALL
Products: (i) as necessary to fulfill contracts existing and bids outstanding on the effective date of termination and (ii) in accordance with paragraph 5 of this Agreement.

              b. Notwithstanding any termination of this Agreement and the license granted herein, Atio USA and its remarketers shall continue to have the right to retain object code copies of the AtioCALL Products and copies of the Related Materials and to make such

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copies, distribution and use thereof as is necessary to fulfill obligations to resellers and end users under contracts entered into pursuant to this Agreement.

              c. Termination of this Agreement shall not affect the rights of any end user to which a license for use of the AtioCALL Products is granted under this Agreement.

              d. The termination of this Agreement for any reason shall not affect the rights and obligations of the parties under paragraphs
5,8,10,11,20,21 and 22 or any other obligation or liability which any party has to any other under this Agreement and which, by its nature, would be expected to survive termination.

              e. All representations and warranties shall survive termination of this Agreement until December 31, 1999.

         15. Notices. Any notice hereunder shall be deemed given when personally delivered in writing or when dispatched via express courier and shall be deemed received when personally delivered in writing, or ninety six (96) hours after being sent via express courier, properly addressed to the party to whom it is intended at the address set forth below or at such other address of which notice is given in accordance herewith:

         If to Atio USA:                    Atio Corporation USA, Inc.
                                            11111 Excelsior Boulevard
                                            Hopkins, MN  55343
                                            Attention:  Gary B. Rappaport

         with a copy to:                    Leonard, Street and Deinard
                                            Suite 2300
                                            150 South Fifth Street
                                            Minneapolis, MN  55402
                                            Attention:  Morris M. Sherman

         If to Atio Pty:                    Atio Corporation (PTY) Ltd.
                                            P.O. Box 4467
                                            Rivonia 2128
                                            Republic of South Africa

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                                            Attention:  Gary Craul

         with a copy to:                    McDermott, Will & Emery
                                            227 West Monroe Street, Suite 310
                                            Chicago, IL  60606-5096
                                            Attention:  Stuart M. Berkson, P.C.

         If to Atio Int:                    Atio Corporation International, Inc.
                                            11111 Excelsior Blvd.
                                            Hopkins, MN  55343
                                            Attention:  Willem Ellis

         with a copy to:                    McDermott, Will & Emery
                                            227 West Monroe Street, Suite 310
                                            Chicago, IL  60606-5096
                                            Attention:  Stuart M. Berkson, P.C.

         If to Venturian:                   Venturian Corp.
                                            11111 Excelsior Boulevard
                                            Hopkins, MN  55343
                                            Attention:  Gary B. Rappaport

         with a copy to:                    Leonard, Street and Deinard
                                            Suite 2300
                                            150 South Fifth Street
                                            Minneapolis, MN  55402
                                            Attention:  Morris M. Sherman

         If to Sharon:                      Ilan Sharon
                                            1111 Excelsior Boulevard
                                            Hopkins, MN  55343

         16. Relationship of the Parties. Nothing in this Agreement shall be construed as creating any joint venture, partnership or agency relationship between the parties for any purpose whatsoever or as constituting any party as the legal representative of any other, and no party shall have the right or the authority to assume, create or incur any liability or obligation of any kind, express or implied, against or in the name of or on behalf of any other.

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         17. Force Majeure. Except as otherwise specifically provided in this
Agreement, none of the parties hereto shall be liable for any delay or failure in performing any obligation under this Agreement due to any cause beyond its reasonable control.

         18. Non-Waiver. The failure by any party at any time to enforce any of the provisions of this Agreement or any right or remedy available hereunder or at law or in equity, or to exercise any option herein provided, shall not constitute a waiver of such provision, right, remedy or option or in any way affect the validity of this Agreement. The waiver of any default by any party shall not be deemed a continuing waiver, but shall apply solely to the instance to which such waiver is directed.

         19. Assignment and Binding Effect.

         19.1 Assignment. None of the parties hereto may assign, delegate, or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of all of the others, which consent shall not be unreasonably withheld, except that any party may without such consent assign this Agreement in its entirety to a successor pursuant to a corporate reorganization, merger, or sale of substantially all of that party's assets.

         19.2 Binding Effect and Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         20. Confidentiality of Agreement. Each of the parties will treat the terms and conditions of this Agreement as confidential, and none of the parties will disclose any of the terms or conditions hereof to any other person or party except as necessary to protect or enforce its rights hereunder or as may be reasonably necessary for financial or regulatory reporting purposes as required by law or pursuant to compulsory process.

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         21. Choice of Law, Construction, and Dispute Resolution.

              a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the state of New York applicable to contracts made and to be performed therein. The parties hereby agree to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods. Every provision of this Agreement shall be construed, to the extent possible, so as to be valid and enforceable. If any provision of this Agreement so construed is determined to be invalid, illegal, or otherwise unenforceable, such provision shall be deemed severed from this Agreement, and all other provisions shall remain in full force and effect.

              b. Arbitration; Legal Proceedings.

                   i. The parties shall attempt in good faith to resolve any dispute arising out of or relating in any manner to this Agreement, the breach, termination or validity thereof or the transactions contemplated herein (including, without limitation, any claim for indemnification pursuant to section 11 hereof and any statutory or common law claim) promptly by negotiation between representatives of each of the parties to such dispute, each of whom has authority to settle the controversy. Any of the parties hereto may give any of the others written notice that a dispute exists (a "Notice of Dispute"). The Notice of Dispute shall include a statement of such party's position and the name and title of the representative who will represent such party. Within ten
(10) days of the delivery of the Notice of Dispute, the parties' respective representatives shall meet at a mutually acceptable time and place, and thereafter as long as they reasonably deem necessary, to attempt to resolve the dispute. All documents and other information or data on which each party relies concerning the dispute shall be furnished or made available on reasonable terms to the other party at or before the first meeting of the parties as provided by this paragraph.

                   ii. Any controversy or claim arising out of or relating to this Agreement, the breach, termination or validity thereof, or the transactions contemplated herein (including, without limitation, any claims for indemnification pursuant to section 8 hereof and any statutory or common law claim), if not settled by negotiation as provided in paragraph (a) of this section 24(b), shall be settled by arbitration in New York, New York, in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes, by three arbitrators. Any party may initiate arbitration twenty (20) days following the delivery of a Notice of Dispute if the dispute has not then been settled by negotiation, or sooner if any other party to the dispute fails to participate in negotiation in accordance with paragraph (i) above. The three arbitrators shall be appointed as provided by CPR Rule 5, Selection of Arbitrators by the parties. The arbitrators shall have no power to add or detract from the agreements of the parties and shall not have the authority to make any ruling or award that does not conform to the terms and conditions of this Agreement or the applicable law. Without limitation of the foregoing, the arbitrators shall have no power to terminate this Agreement other than in accordance with its terms and shall have no power to grant any license not expressly granted by this Agreement. The arbitrators shall have no authority to award punitive damages. The arbitration procedure shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and the award rendered by the arbitrator shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

                   iii. Each party shall have discovery rights as provided by the United States Federal Rules of Civil Procedure; provided, however, that all such discovery shall be commenced and concluded within sixty (60) days of the initiation of arbitration.

                   iv. It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the parities otherwise agree, once commenced, the hearing on the disputed matters shall be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrators shall use all reasonable efforts to issue the final award or awards within a period of five business days after closure of the proceedings. Failure of the arbitrators to meet the time limits of this paragraph (iv) shall not be a basis for challenging the award.

                   v. The arbitrators shall instruct the non-prevailing party (parties) to pay all costs of the proceedings, including the fees and expenses of the arbitrators and the reasonable attorneys' fees and expenses of the prevailing party (parties). If the arbitrators determine that there is not a prevailing party, each party shall be instructed to bear its own costs and to pay one-half of the fees and expenses of the arbitrators.

                   vi. Each party hereto hereby agrees that any legal proceeding instituted to enforce an arbitration award hereunder will be brought in the U.S. federal courts situated in New York (which shall have sole and exclusive jurisdiction thereof), and hereby submits to personal jurisdiction therein and irrevocably waives any objection as to venue therein, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Atio USA and Venturian each hereby designates, appoints and empowers Morris M. Sherman, presently having offices at Leonard, Street and Deinard, Suite 2300, 150 South Fifth Street, Minneapolis, Minnesota 55402, as its true and lawful agent for service of process to receive and accept on its behalf service of process in any such proceeding brought in any such courts. Atio Pty and Atio Int each hereby designates, appoints and empowers Stuart M. Berkson, P.C., presently having offices at 227 West Monroe Street, Chicago, Illinois, as its true and lawful agent for service of process to receive and accept on its behalf service of process in any such proceeding brought in any such courts. Each of the foregoing parties agrees that the failure of the process agent appointed by such person to give notice of process to such person shall not impair or affect the validity of service upon such agent or of any judgment based thereon, and each such person irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such person's address for notice under this Agreement. Nothing herein shall preclude any of the parties hereto from serving process in any other manner or in any other jurisdiction in connection with enforcing an arbitration award hereunder.

         22. Non-Solicitation of Employees. During the term of this Agreement and for a period of six (6) months thereafter, none of the parties hereto will communicate with any employee of any other party hereto concerning the employment or possible employment of such employee by the first party without the prior written consent of the other party.

         23. Integration. This Agreement, together with the Joint Venture Agreement, the Distribution Agreement, the Technology Development and Support Agreement and the Shareholders Agreement, sets forth the entire agreement and understanding of the parties hereto regarding the subject matter hereof and supersedes any prior representations, statements, proposals, negotiations, discussions, understandings, or agreements regarding the same subject matter. To the extent any provisions in this Agreement conflict with any provision in the Joint Venture Agreement or the Shareholders Agreement, the other Agreement shall control in each instance of such conflict. This Agreement may not be modified or amended except by a writing signed by the party against whom the modification or amendment is sought to be enforced.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


VENTURIAN SOFTWARE ENTERPRISES, INC.        ATIO CORPORATION (PTY) LTD


By /s/ Ilan Sharon                          By /s/ Gary Craul

Its President                               Its Chief Executive


ATIO CORPORATION                            VENTURIAN CORP.
  INTERNATIONAL, INC.


By /s/ Willem Ellis                         By /s/ Gary B. Rappaport

Its Chairman                                Its President



/s/ Ilan Sharon
ILAN SHARON

                                    EXHIBIT A
                              THE ATIOCALL PRODUCTS

1.              The ATIOCALL CTI SERVER
1.1.            IVR, FAX and VOICE PROCESSING module
1.2.            ATIOCALL telesales/telemarketing module (Prodial)
1.3.            ATIOCALL Web-Connect module
2.              The ATIOCALL client applications
2.1.            ATIOCALL UNIVERSAL AGENT POSITION (UAP) application
2.2.            ATIOCALL Power Agent application
2.2.1.          ATIOCALL Power Agent - Individual Mode
2.2.2.          ATIOCALL Power Agent - Workgroups Mode
2.2.3.          ATIOCALL Power Agent - Call Centre Mode
2.3.            ATIOCALL CALL CENTRE MANAGEMENT applications
2.3.1.          ATIOCALL CALL CENTRE MONITOR
2.3.2.          ATIOCALL CONFIGURATION BUILDER
2.3.3.          ATIOCALL STATISTICS MANAGER
2.3.4.          ATIOCALL HEALTH MONITOR
2.4.            ATIOCALL customer interaction application generator
3.              Telesales / telemarketing: ATIOCALL ProDIAL
3.1.            Campaign Manager
3.2.            application script generator
3.3.            Telemarketer
3.4.            Campaign Server
3.5.            Statistics Manager
4.              Using ATIOCALL in the customer contact zone
                On entering the ATIOCALLTM system, the caller will be routed to the first available and appropriate agent or will be routed to the Voice Response Unit (VRU) for queuing. The next agent will notified about the call type (new policy, enquiry, etc.) being delivered to her and the applicable application for that service will be popped on the screen. Via the ATIOCALL Universal Agent Application (UAP), agents will have the ability to end the call or to route the caller to another ACD group or specific agent/supervisor. The agent can also consult with a specialist or supervisor and transfer or initiate a three-way conference. All this will be done via the soft phone on the screen and the agent not need to know how the physical telephone instrument works. Calls that enter the VRU because no agents are available will hear a set of pre-recorded messages which can be changed dynamically by the supervisor. These messages can include position-in-the-queue and time-to-answer announcements, marketing messages and/or soothing music. For convenience sake, messages can be recorded and downloaded via any multi-media PC.
5.              Call centre management and operations
5.1.            MONITORING THE CALL CENTRE: Call Centre Monitor (CCM)
5.2.            CONFIGURING THE CALL CENTRE: Configuration Builder (CB)
5.3.            SYSTEM MONITORING: Health Monitor (HM)